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                                                     EXHIBIT NO. 99.11



                         INDEPENDENT AUDITORS' CONSENT



         We consent to the use in this Post-Effective Amendment No. 14 to Registration Statement No. 33-37615 of MFS Institutional Trust, relating to the statement of assets and liabilities, as of June 30, 1996, of MFS Institutional Core Plus Fixed Income Fund of our report dated August 2, 1996.



DELOITTE & TOUCHE, LLP
Deloitte & Touche, LLP
Boston, Massachusetts
January 10, 1997